UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 15, 2017

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Republic Line of Credit

On September 15, 2017, Monaker Group, Inc. (the “Company”, “we” and “us”), entered into a replacement revolving line of credit agreement (the “Line of Credit”) with Republic Bank, Inc. of Duluth, Minnesota (“Republic”), which replaced and superseded our prior line of credit with Republic originally entered into in June 2016 and amended from time to time. The Line of Credit is in an amount of up to $1.2 million, which borrowed amount is due and payable by us on September 15, 2018 (previously the amounts due under the line of credit were due on September 13, 2017). Amounts borrowed under the Line of Credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on October 15, 2017. The loan contains standard and customary events of default and no financial covenants. From June 16, 2016 through May 31, 2017, we have made draws of $1,193,000 under the line of credit.

The foregoing description of the Line of Credit, is not complete and is qualified in its entirety by reference to the full text thereof, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference in this Item 1.01.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Line of Credit is incorporated in this Item 2.03 by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Line of Credit Agreement dated September 15, 2017 by and between Monaker Group, Inc. and Republic Bank, Inc.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: September 21, 2017	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Line of Credit Agreement dated September 15, 2017 by and between Monaker Group, Inc. and Republic Bank, Inc.

* Filed herewith.